UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2012

Dynacq Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-21574	76-0375477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4301 Vista Road

Pasadena, Texas 77504

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (713) 378-2000

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 10, 2012, the NASDAQ Stock Market (“NASDAQ”) announced that it will delist the common stock of Dynacq Healthcare, Inc. (the “Company”). Trading in the Company’s stock was halted on August 9, 2012, and the Company’s stock was suspended on October 4, 2012. The Company’s stock has not traded on NASDAQ since August 9, 2012. NASDAQ announced that it will file a Form 25 with the Securities and Exchange Commission to complete the delisting. The delisting is expected to become effective ten days after the Form 25 is filed.

Immediately following the suspension and delisting, the Company’s common stock will be eligible to trade in the “Grey Market.” Grey Market securities do not have bid or ask quotations in the OTC Link system or the OTCBB. Broker-dealers must report Grey Market trades to FINRA, so trade data is available on http://www.otcmarkets.com and other public sources. The Company’s stock is not immediately eligible for trading on the over-the-counter market due to the fact that trading in the Company’s stock was halted on NASDAQ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Dynacq Healthcare, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DYNACQ HEALTHCARE, INC.

Date: October 11, 2012	By:	/s/ Eric Chan
Eric Chan
Chief Executive Officer